Exhibit 99.1

FOR IMMEDIATE RELEASE

Summary:                                            Mercantile Bankshares Corporation Announces
                       Quarterly Cash Dividend

BALTIMORE, MARYLAND, September 11, 2006 - Edward J. Kelly, III, Chairman of the Board, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK) announced that, at a meeting held today, the Directors declared a quarterly dividend of $0.28 per share on the common stock, payable September 29, 2006, to stockholders of record as of September 22, 2006.

Mercantile Bankshares Corporation, with more than $17 billion in assets, is a regional multibank financial holding company with headquarters in Baltimore, Maryland. Its member banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania from a network of 237 offices and more than 248 ATMs.    The Investment & Wealth Management division has assets in excess of $47 billion with management responsibility for more than $20 billion.    Additional information is available at www.mercantile.com.

 Contact:

 David E. Borowy

 Investor Relations

 410-347-8361

 david.borowy@mercantile.com